Exhibit 24

POWER OF ATTORNEY

We, the undersigned directors of QEP Resources, Inc., hereby severally constitute Charles B. Stanley and Richard J. Doleshek, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2017 and any and all amendments to be filed with the Securities and Exchange Commission by QEP Resources, Inc., hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2017 and any and all amendments to such Report.

Witness our hands on the respective dates set forth below.

Signature	Title	Date

/s/ Charles B. Stanley	Chairman of the Board	2/28/2018
Charles B. Stanley	President and Chief Executive Officer

/s/ David A. Trice	Director	2/28/2018
David A. Trice

/s/ Julie A. Dill	Director	2/28/2018
Julie A. Dill

/s/ M. W. Scoggins	Director	2/28/2018
M. W. Scoggins

/s/ Mary Shafer Malicki	Director	2/28/2018
Mary Shafer Malicki

/s/ Michael J. Minarovic	Director	2/28/2018
Michael J. Minarovic

/s/ Phillip S. Baker, Jr.	Director	2/28/2018
Phillips S. Baker, Jr.

/s/ Robert F. Heinemann	Director	2/28/2018
Robert F. Heinemann

/s/ William L. Thacker, III	Director	2/28/2018
William L. Thacker, III